<epam>

Exhibit 99.2

Q4 2023

EPAM Reports Results

Q4 REVENUES

$1.157B

-6.0% ↓ YoY *(reported)*

-7.3% ↓ YoY *(constant currency)*

OUTLOOK Q1 2024

Revenues in the range of

$1.155B-$1.165B

-4% ↓ YoY *(midpoint of the range)*

Non-GAAP Diluted EPS in the range of

$2.26-$2.34

-7% ↓ YoY *(midpoint of the range)*

REVENUES BY INDUSTRY VERTICAL

Travel & Consumer

$258M **-4.4%** ↓ YoY

Financial Services

$242M **-7.1%** ↓ YoY

Business Information & Media

$178M **-14.8%** ↓ YoY

Software & Hi-Tech

$169M **-16.8%** ↓ YoY

Life Sciences & Healthcare

$140M **11.6%** ↑ YoY

Emerging

$170M **4.2%** ↑ YoY

REVENUES BY GEOGRAPHY

Americas

$676M

-7.6% ↓ YoY

EMEA

$454M

-0.3% ↓ YoY

APAC

$26M

-10.9% ↓ YoY

CEE*

$1M

-91.6% ↓ YoY

DILUTED EARNINGS PER SHARE

$1.66 GAAP EPS

-36.4% ↓ YoY

$2.75 NON-GAAP EPS

-6.1% ↓ YoY

EMPLOYEES & LOCATIONS

53,150+ Total EPAMers

47,350+ Designers, Engineers & Consultants

55 Countries & Regions

* Growth rate impacted by the Company's decision to exit its Russian Operations.

Refer to EPAM's 4th Quarter and Full Year 2023 Earnings Release for additional information and reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS.

<epam>

FY 2023

EPAM Reports Results

FY 2023 REVENUES

$4.691B

-2.8% ↓ YoY *(reported)*

-3.4% ↓ YoY *(constant currency)*

OUTLOOK FY 2024

Revenues in the range of

1%-4% ↑ YoY

Non-GAAP Diluted EPS in the range of

$10.00-$10.40

-4% ↓ YoY *(midpoint of the range)*

REVENUES BY INDUSTRY VERTICAL

Vertical	Revenue	YoY
Travel & Consumer	$1.07B	**-1.8%** ↓
Financial Services	$1.02B	**-0.8%** ↓
Business Information & Media	$754M	**-6.9%** ↓
Software & Hi-Tech	$708M	**-10.8%** ↓
Life Sciences & Healthcare	$490M	**-3.4%** ↓
Emerging	$648M	**8.8%** ↑

REVENUES BY GEOGRAPHY

Geography	Revenue	YoY
Americas	$2.74B	**-5.0%** ↓
EMEA	$1.82B	**4.9%** ↑
APAC	$102M	**-15.1%** ↓
CEE*	$23M	**-71.0%** ↓

DILUTED EARNINGS PER SHARE

$7.06 GAAP EPS — **-0.4%** ↓ YoY

$10.59 NON-GAAP EPS — **-2.8%** ↓ YoY

EMPLOYEES & LOCATIONS

53,150+ Total EPAMers

47,350+ Designers, Engineers & Consultants

55 Countries & Regions

* Growth rate impacted by the Company's decision to exit its Russian Operations.

Refer to EPAM's 4th Quarter and Full Year 2023 Earnings Release for additional information and reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS.